EXHIBIT 16.0

                       Donar Enterprises, Inc.
                     1422 Chestnut St., Suite 410
                        Philadelphia, PA 19102
                        Tel: 215-564-9484 x10
                          Fax: 215-893-3662

VIA FACSIMILE:  303-694-6761

June 6, 2002

Attn: W. Edward Schenkein, CPA
Stark Winter Schenkein & Co., LLP
7535 East Hampden Avenue, Suite 109
Denver, Colorado 80231

RE: Donar Enterprises, Inc.

Dear Mr. Schenkein,

I am enclosing a copy of the Form 8-K/A, which Donar Enterprises,
Inc. intends to file with the Securities and Exchange Commission.  I am requesting, once again, that you provide a response letter to accompany that filing, as required by the regulations, and as requested by Mr. Edwin Adames, Senior Staff Accountant at the
Securities and Exchange Commission in his letter dated June 6, 2002, a copy of which is enclosed herewith.

I would appreciate receiving your signed letter as soon as possible.
If you have any questions, please feel free to telephone me to discuss it.

Very truly yours,

/s/ William Tay
William Tay
President

Encl.
cc:  Edwin Adames
     Senior Staff Accountant
     Securities and Exchange Commission